Exhibit 99.1

Support Agreement and Irrevocable Proxy

This Support Agreement and Irrevocable Proxy (this “Agreement”) is entered into as of March 16, 2017, by and between HITACHI CHEMICAL CO. AMERICA, LTD., a New York corporation (“Purchaser”), and the undersigned stockholder (“Stockholder”) of CALADRIUS BIOSCIENCES, INC., a Delaware corporation (the “Company”). Terms not otherwise defined herein shall have the respective meanings ascribed to them in the Purchase Agreement (as defined below). If the terms of this Agreement conflict in any way with the provisions of the Purchase Agreement, then the provisions of the Purchase Agreement shall control.

Recitals

A.           Whereas, the execution and delivery of this Agreement by Stockholder is a material inducement to the willingness of Purchaser to enter into that certain Interest Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), by and among Purchaser, the Company and PCT, LLC, A CALADRIUS COMPANY (“PCT”), pursuant to which Company has agreed to sell, and Purchaser has agreed to purchase, the CLBS Units, resulting in Purchaser owning all of the Equity Interests in PCT, such that PCT will be wholly-owned by Purchaser following the closing of the transactions contemplated by the Transaction Agreements.

B.           Whereas, as of the date hereof, each Stockholder is the holder of the number of shares of Caladrius Common Stock and Caladrius Series B Preferred Stock set on the signature page hereto.

C.           Whereas, Stockholder understands and acknowledges that Purchaser is entitled to rely on (i) the truth and accuracy of Stockholder’s representations contained herein and (ii) Stockholder’s performance of the obligations set forth herein.

Now, Therefore, in consideration of the promises and the covenants and agreements set forth in the Purchase Agreement and in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.           Agreement to Vote Shares.

(a)          Prior to the Expiration Time, at every meeting of the stockholders of the Company called with respect to any of the following matters, and at every adjournment or postponement thereof, and on every action or approval by written consent or resolution of the stockholders of the Company with respect to any of the following matters, Stockholder shall irrevocably and unconditionally vote, to the extent not voted by the person(s) appointed under the Proxy (as defined in Section 2 below), the Shares (as defined below) (i) against any Alternative Transaction and any other matter that could reasonably be expected to impede, interfere with, delay, postpone or adversely affect the transactions contemplated by the Transaction Agreements and (ii) in favor of adoption of the Purchase Agreement and the sale of the CLBS Units to Purchaser. Any shares of capital stock or other securities of the Company that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) after the date of this Agreement and prior to the Expiration Time, including by reason of any stock split, stock dividend, reclassification, recapitalization or other similar transaction or pursuant to the exercise of options or warrants to purchase Shares shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares. As used herein, the term “Expiration Time” shall mean the earlier of (i) the Closing, (ii) the date and time of the valid termination of the Purchase Agreement in accordance with its terms, and (iii) such date and time designated by Purchaser in a written notice to Stockholder.

(b)          Notwithstanding the foregoing, nothing in this Agreement shall limit or restrict Stockholder from (i) acting in Stockholder’s capacity as a director of the Company, including in the exercise of such Stockholder’s fiduciary duties with respect to any Alternative Transaction in compliance with the terms of the Purchase Agreement, or (ii) voting in Stockholder’s sole discretion on any matter other than matters referred to in Section 1(a) hereof, to the extent applicable, it being understood that this Agreement shall apply to Stockholder solely in Stockholder’s capacity as a stockholder of the Company.

2.           Irrevocable Proxy.   Concurrently with the execution and delivery of this Agreement, Stockholder shall deliver to Purchaser a duly executed proxy in the form attached hereto as Exhibit A (the “Proxy”), which proxy is coupled with an interest sufficient in law to support an irrevocable proxy, and, until the Expiration Time, shall be irrevocable to the fullest extent permitted by law, with respect to each and every meeting of stockholders of the Company or action or approval by written resolution or consent of stockholders of the Company during the term of this Agreement with respect to the matters contemplated by Section 1 hereof covering the total number of Shares in respect of which Stockholder is entitled to vote at any such meeting or in connection with any such written consent. Upon the execution of this Agreement by Stockholder, (i) Stockholder hereby irrevocably and unconditionally revokes any and all prior proxies (other than the Proxy) given by Stockholder with respect to the subject matter contemplated by Section 1 hereof, and (ii) Stockholder covenants and agrees not to grant any subsequent proxies with respect to such subject matter, or enter into any agreement or understanding with any person to vote or give instructions with respect to the Shares in any manner inconsistent with the terms of Section 1 hereof, until after the Expiration Time.

3.           Representations, Warranties and Covenants of Stockholder.  Stockholder hereby represents, warrants and covenants to Purchaser as follows:

(a)          Stockholder is the beneficial or record owner of, or exercises voting power over, that number of shares of capital stock of the Company set forth on the signature page hereto (all such shares owned beneficially or of record by Stockholder, or over which Stockholder exercises voting power, on the date hereof, collectively, the “Shares”). The Shares constitute Stockholder’s entire interest in the outstanding shares of capital stock of the Company and Stockholder is not the beneficial or record holder of, and does not exercise voting power over, any other outstanding shares of capital stock of the Company. No person not a signatory to this Agreement has a beneficial interest in or a right to acquire or vote any of the Shares (other than, if Stockholder is a partnership or a limited liability company, the rights and interest of persons and entities that own partnership interests or units in Stockholder under the partnership agreement or operating agreement governing Stockholder and applicable partnership law or

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limited liability company law, or if the Stockholder is a married individual and resides in a state with community property laws, the community property interest of his or her spouse to the extent applicable under such community property laws). The Shares are and will be at all times up until the Expiration Time free and clear of any security interests, liens, claims, pledges, options, rights of first refusal, co-sale rights, agreements, limitations on Stockholder’s voting rights, charges and other encumbrances of any nature that would adversely affect the transactions contemplated by the Transaction Agreements or the exercise or fulfillment of the rights and obligations of Stockholder under this Agreement or of the parties to this Agreement. Stockholder’s principal residence or place of business is set forth on the signature page hereto.

(b)          Stockholder is the legal and beneficial owner of the number of options, restricted stock units, warrants and other rights to acquire, directly or indirectly, shares of capital stock of the Company set forth on the signature page hereto (collectively, the “Company Options and Other Rights”). The Company Options and Other Rights are and will be at all times up until the Expiration Time free and clear of any security interests, liens, claims, pledges, options, rights of first refusal, co-sale rights, agreements, limitations on Stockholder’s voting rights, charges and other encumbrances of any nature that would adversely affect the transactions contemplated by the Transaction Agreements or the exercise or fulfillment of the rights and obligations of the Company under the Purchase Agreement or of the parties to this Agreement.

(c)          If Stockholder is a corporation, limited partnership or limited liability company, Stockholder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or constituted.

(d)          Stockholder has all requisite power, capacity and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby have been duly authorized by all necessary action, if any, on the part of Stockholder (or its board of directors or similar governing body, as applicable), and no other actions or proceedings on the part of the Stockholder are necessary to authorize the execution and delivery by the Stockholder of this Agreement and the consummation by the Stockholder of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Stockholder and, assuming the due authorization, execution and delivery of this Agreement by Purchaser, constitutes a valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and to general principles of equity.

(e)          There is no action, suit, arbitration, mediation, proceeding, claim or investigation pending against Stockholder before any Governmental Authority, arbitrator or mediator that relates in any way to this Agreement, the Purchase Agreement or any of the transactions contemplated hereby or thereby.

(f)           The execution and delivery of this Agreement does not, and the performance by Stockholder of its agreements and obligations hereunder will not, conflict with, result in a breach or violation of or default under (with or without notice or lapse of time or both), or require notice to or the consent of any person under, any provisions of the

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organizational documents of Stockholder (if applicable), or any agreement, commitment, law, rule, regulation, judgment, order or decree to which Stockholder is a party or by which Stockholder is, or any of its assets are, bound, except for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, prevent or delay consummation of the transactions contemplated by the Transaction Agreements and this Agreement or otherwise prevent or delay Stockholder from performing his, her or its obligations under this Agreement.

4.           Consent and Waiver.  Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the transactions contemplated by the Transaction Agreements under the terms of any agreement or instrument to which Stockholder is a party or subject or in respect of any rights Stockholder may have in connection with the transactions contemplated by the Transaction Agreements (whether such rights exist under the certificate of incorporation or bylaws of the Company, any contract to which the Company is a party or by which it is, or any of its assets are, bound under statutory or common law or otherwise). Without limiting the generality or effect of the foregoing, Stockholder hereby waives any and all rights to contest or object to the execution and delivery of the Purchase Agreement, the Caladrius Board’s actions in approving and recommending the transactions contemplated by the Transaction Agreements, the consummation of the transactions contemplated by the Transaction Agreements, the issuance of the Warrant to Purchaser, or to seek damages or other legal or equitable relief in connection therewith.

5.           Confidentiality.  Stockholder shall hold any information regarding this Agreement and the transactions contemplated by the Transaction Agreements in strict confidence and shall not divulge any such information to any third person until the Purchaser or Caladrius has publicly disclosed the transactions contemplated by the Transaction Agreements. Neither Stockholder, nor any of its affiliates (other than the Company, whose actions shall be governed by the Purchase Agreement), shall issue or cause the publication of any press release or other public announcement with respect to this Agreement, the transactions contemplated by the Transaction Agreements, the Purchase Agreement or the other transactions contemplated hereby or thereby without the prior written consent of the Purchaser, except as may be required by applicable law or by any listing agreement with, or the policies of, the stock exchange on which the shares of Company’s capital stock are listed, in which circumstance such announcing party shall make reasonable efforts to consult with the Purchaser to the extent practicable; provided, however, that Stockholder may disclose such information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring Stockholder’s interests in the Company, and (ii) to any existing affiliate, partner, member, stockholder, parent or subsidiary of Stockholder in the ordinary course of its business, provided, in each case, that Stockholder informs the person receiving such information that such information is confidential and such person agrees to maintain the confidentiality of such information.

6.           Dissenters’ Rights; Appraisal Rights.  Stockholder agrees not to exercise any rights of appraisal or any dissenters’ rights that Stockholder may have (whether under applicable law or otherwise) or could potentially have or acquire in connection with the transactions contemplated by the Transaction Agreements.

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7.           Miscellaneous.

(a)          Notices. All notices and other communications hereunder shall be in writing and shall be deemed given on (i) the date of delivery, if delivered personally or by commercial delivery service, or (ii) on the date of confirmation of receipt (or the next business day, if the date of confirmation of receipt is not a business day), if sent via facsimile (with confirmation of receipt), to the parties hereto at the following address (or at such other address for a party as shall be specified by like notice):

(i)          if to Purchaser, to:

HITACHI CHEMICAL CO. AMERICA, LTD.

2150 North First Street, Suite 350

San Jose, California 95131

Attention: Chief Financial Officer

Facsimile No.: (408) 873-2284

Telephone No.: (408) 873-2200 ext. 317

with a copy (which shall not constitute notice) to:

Fenwick & West LLP

555 California Street, 12th Floor

San Francisco, California 94104

Attention: Samuel Angus, Ralph Pais

Facsimile No.: (415) 281-1350

Telephone No.: (415) 875-2300

(ii)         if to Stockholder, to the address set forth for the Stockholder on the signature page hereof.

(b)          Interpretation. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a section of or an exhibit to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The phrases “the date of this Agreement”, “the date hereof”, and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date first above written. Unless the context of this Agreement otherwise requires: (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; and (iii) the terms “hereof,” “herein,” “hereunder” and derivative or similar words refer to this entire Agreement.

(c)          Specific Performance; Injunctive Relief. The parties hereto acknowledge that Purchaser will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein or in the Proxy. Therefore, it is agreed that, in addition to any other remedies that may be available to Purchaser upon any such violation of this Agreement or the Proxy, Purchaser shall have the right to enforce

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such covenants and agreements and the Proxy by specific performance, injunctive relief or by any other means available to Purchaser at law or in equity and Stockholder hereby waives any and all defenses that could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

(d)          Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties hereto; it being understood that all parties need not sign the same counterpart.

(e)          Entire Agreement; Nonassignability; Parties in Interest; Death or Incapacity. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto (including, without limitation, the Proxy) (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) are not intended to confer, and shall not be construed as conferring, upon any person other than the parties hereto any rights or remedies hereunder. Neither this Agreement nor any of the rights, interests, or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by Stockholder without the prior written consent of Purchaser, and any such assignment or delegation that is not consented to shall be null and void. This Agreement, together with any rights, interests or obligations of Purchaser hereunder, may be assigned or delegated in whole or in part by Purchaser to any affiliate of Purchaser without the consent of or any action by Stockholder upon notice by Purchaser to Stockholder as herein provided. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns (including, without limitation, any person to whom any Shares are sold, transferred or assigned). All authority conferred herein shall survive the death or incapacity of the Stockholder and in the event of Stockholder’s death or incapacity, any obligation of the Stockholder hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the Stockholder.

(f)           Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to use their commercially reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(g)          Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy shall not preclude the exercise of any other remedy.

(h)          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to such state’s principles of

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conflicts of law. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and the Federal district court of the United States of America located within the County of Wilmington in the State of Delaware, in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action, suit or proceeding shall be heard and determined in such a Court of Chancery or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 7(a) hereof or in such other manner as may be permitted by applicable law, shall be valid and sufficient service thereof.

(i)           Termination. This Agreement shall terminate and shall have no further force or effect from and after the Expiration Time, and thereafter there shall be no liability or obligation on the part of the Stockholder, provided, that no such termination shall relieve any party from liability for any breach of this Agreement prior to such termination.

(j)           Amendment. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the parties hereto, or in the case of a waiver, by the party against which the waiver is to be effective. Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any right hereunder.

(k)          Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

(l)           Additional Documents, Etc. Stockholder shall execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Purchaser, to carry out the purpose and intent of this Agreement. Without limiting the generality or effect of the foregoing or any other obligation of Stockholder hereunder, Stockholder hereby authorizes Purchaser to deliver a copy of this Agreement to the Company and hereby agrees that each of the Company and Purchaser may rely upon such delivery as conclusively evidencing the consents, waivers and terminations of Stockholder referred to in Section 4 hereof, in each case for purposes of all agreements and instruments to which such elections, consents, waivers and/or terminations are applicable or relevant.

(m)         WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION,

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PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Support Agreement to be executed as of the date first above written.

PURCHASER:

HITACHI CHEMICAL CO. AMERICA, LTD.

By:
Name:
Title:

STOCKHOLDER:

(Print Name of Stockholder)

(Signature)

(Print name and title if signing on behalf of an entity)

(Print Address)

(Print Address)

(Print Telephone Number)

(Print Facsimile Number)

Shares and Company Options and Other Rights beneficially owned on the date hereof:

___________________ shares of Company Common Stock

___________________ shares of Series B Preferred Stock

___________________ Company Options

[Signature Page to Support Agreement and Irrevocable Proxy]

EXHIBIT A

IRREVOCABLE PROXY

TO VOTE STOCK OF

CALADRIUS BIOSCIENCES, INC.

The undersigned stockholder (“Stockholder”) of CALADRIUS BIOSCIENCES, INC., a Delaware corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by applicable law) appoints [___________], the [___________] of HITACHI CHEMICAL CO. AMERICA, LTD., a New York corporation (“Purchaser”), and each of them, or any other designee of Purchaser, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the fullest extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the “Shares”) in accordance with the terms of this Irrevocable Proxy. The Shares beneficially owned by the undersigned stockholder of the Company as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned’s execution of this Irrevocable Proxy, any and all prior proxies (other than this Irrevocable Proxy) given by the undersigned with respect to the subject matter contemplated by this Irrevocable Proxy are hereby revoked with respect to such subject matter and the undersigned agrees not to grant any subsequent proxies with respect to such subject matter or enter into any agreement or understanding with any person to vote or give instructions with respect to such subject matter in any manner inconsistent with the terms of this Irrevocable Proxy until after the Expiration Time (as defined below).

Until the Expiration Time, this Irrevocable Proxy is irrevocable (to the fullest extent permitted by applicable law), is coupled with an interest sufficient in law to support an irrevocable proxy, is granted pursuant to that certain Support Agreement dated as of even date herewith by and between Purchaser and the undersigned, and is granted in consideration of Purchaser entering into that certain Interest Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), by and among Purchaser, the Company and PCT, LLC, A CALADRIUS COMPANY (“PCT”), pursuant to which Company has agreed to sell, and Purchaser has agreed to purchase, the CLBS Units, resulting in Purchaser owning all of the Equity Interests in PCT, such that PCT will be wholly-owned by Purchaser following the closing of the transactions contemplated by the Transaction Agreements. As used herein, the term “Expiration Time” shall mean the earlier of (i) the Closing, (ii) the date and time of the valid termination of the Purchase Agreement in accordance with its terms, and (iii) such date and time designated by Purchaser in a written notice to Stockholder.

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Time, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to Section 228 of the Delaware General Corporation Law, at every annual, special or adjourned meeting of the stockholders of the Company and in every written consent in lieu of such meeting (i) against any Alternative Transaction and any other matter that could reasonably be expected to impede, interfere with, delay, postpone or adversely affect the transactions contemplated by the Transaction Agreements and (ii) in favor of adoption of the Purchase Agreement and the sale of the CLBS Units to Purchaser.

The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

[Signature Page Follows]

This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable. This Irrevocable Proxy may not be amended or otherwise modified without the prior written consent of Purchaser. This Irrevocable Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Time.

Dated: _______________________

(Print Name of Stockholder)

(Signature of Stockholder)

(Print name and title if signing on behalf of an entity)

Shares and Company Options and Other Rights beneficially owned on the date hereof:

___________________ shares of Company Common Stock

___________________ shares of Series B Preferred Stock

___________________ Company Options

[Signature Page to Irrevocable Proxy to Vote Stock of CALADRIUS BIOSCIENCES, INC.]